Exhibit 3(i).1

DEAN HELLER
Secretary of State
206 North Carson Street
Carson City, Nevada 89701-4299
(775) 684-5708
Website: secretaryofstate.biz



        Articles of Incorporation
           (PURSUANT TO NRS 78)



                                              ABOVE SPACE IS FOR OFFICE USE ONLY
Important: Read attached instructions before completing form.
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1. Name of
   Corporation:              WORLD TROPHY OUTFITTERS, INC.
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2. Resident Agent            Royce Wood
   Name and Street           ---------------------------------------------------
   Address:                  Name
   (must be a Nevada          4245 Production Court   Las Vegas  NEVADA   89115
   address where             ---------------------------------------------------
   process may be            Street Address             City            Zip Code
   served)
                             ---------------------------------------------------
                             Optional Mailing Address      City, State  Zip Code
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3. Shares:                                                            Number of
   (number of shares         Number of                                shares
   corporation               shares with                              without
   authorized to issue)      par value: 110,000,000 Par value:$.001   par value:
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4. Names &                   1. Don Peay
   Addresses, of Board       ---------------------------------------------------
   of Directors/Trustees:    Name
   (attach additional page   4477 South Sunset Circle Bountiful,  Utah   84020
   if there is more than 3   ---------------------------------------------------
   directors/trustees)       Street Address             City     State  Zip Code

                             2.
                             ---------------------------------------------------
                             Name

                             ---------------------------------------------------
                             Street Address             City     State  Zip Code

                             3.
                             ---------------------------------------------------
                             Name

                             ---------------------------------------------------
                             Street Address             City     State  Zip Code
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5. Purpose:                  The purpose of this Corporation shall be: to engage
   (optional-see             in any lawful act or activity for which
   instructions)             corporations may be organized under the Nevada
                             Revised Statutes.
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6. Names, Address and        Don Peay                    /s/ Don Peay
   Signature of              ------------------------   ------------------------
   Incorporator:             Name                       Signature
   (attach additional page   4477 South Sunset Circle Bountiful,  Utah   84020
   if there is more than 1   ---------------------------------------------------
   incorporator)             Street Address             City     State  Zip Code
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7. Certificate of            I hereby accept appointment as Resident Agent for
   Acceptance of             the above named corporation.
   Appointment of             /s/ Royce Wood                           12/08/04
   Resident Agent:           --------------------------------------- -----------
                             Authorized Signature of R.A. or On      Date
                             Behalf of R.A. Company
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This form must be accompanied by appropriate fees. See attached fee schedule.

                            ARTICLES OF INCORPORATION

                                       OF

                          WORLD TROPHY OUTFITTERS, INC.

                                   (Continued)


                                 ARTICLE EIGHTH

         DURATION: This corporation shall exist perpetually unless sooner dissolved by law.


                                  ARTICLE NINTH

         STOCK: The total number of shares of all classes which the corporation is authorized to have outstanding is One Hundred Ten Million (110,000,000) shares of which stock One Hundred Million (100,000,000) shares in the par value of $.001 each, amounting in the aggregate to One Hundred Thousand Dollars ($100,000) shall be voting common stock and of which Ten Million (10,000,000) shares in the par value of $.001 each, amounting in the aggregate to Ten Thousand Dollars ($10,000), shall be preferred stock.

         The Board of Directors is authorized, subject to limitations prescribed by law, to provide for the issuance of the authorized shares of preferred stock in series, and by filing a certificate pursuant to the applicable law of the State of Nevada, to establish from time to time the number of shares to be included in each such series and the qualifications, limitations or restrictions thereof. The authority of the board with respect to each series includes, but is not limited to, determination of the following:


         1. The number of shares constituting that series and the distinctive designation of that series;

         2. The dividend rate on the shares of that series, whether dividends shall be cumulative, and, if so, from which date or dates, and the relative rights of priority, if any, of payment of dividends on shares of that series;

         3. Whether that series shall have voting rights, in addition to the voting rights provided by law, and, if so, the terms of such voting rights;

         4. Whether that series shall have conversion privileges, and, if so, the terms and conditions of such conversion, including provision for adjustment of the conversion rate in such events as the Board of Directors shall determine;

         5. Whether or not the shares of that series shall be redeemable, and, if so, the terms and conditions of such redemption, including the date or date upon or after which they shall be redeemable, and the amount per share payable in case of redemption, which amount may vary under different conditions, and at different redemption rates;

         6. Whether that series shall have a sinking fund for the redemption or purchase of shares of that series, and, if so, the terms and amount of such sinking fund;

         7. The rights of the shares of that series in the event of voluntary or involuntary liquidation, dissolution or winding up of the corporation, and the relative rights of priority, if any, of payment of shares of that series; and

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

         8. Any other relative rights, preferences and limitations of that series, unless otherwise provided by the certificate of determination.


                                  ARTICLE TENTH

         PRE-EMPTIVE RIGHTS: The stockholders shall have no pre-emptive rights to acquire additional shares of the corporation.


                                ARTICLE ELEVENTH

         MANAGEMENT OF THE CORPORATION'S AFFAIRS.

         (a) The business and affairs of the corporation shall be managed under the direction of the Board of Directors. The number of directors constituting the entire Board of Directors shall be not less than one nor more than nine as fixed from time to time by vote of a majority of the entire board or directors, provided, however, that the number of directors shall not be reduced so as to shorten the term of any director at the time in office, and provided further, that the number of directors constituting the entire Board of Directors shall be one until otherwise fixed by a majority of the entire board or directors.

         (b) Notwithstanding any other provisions in these Articles of Incorporation or the Bylaws of the corporation (and notwithstanding the fact that some lesser percentage may be specified by law, in these Articles of Incorporation or the Bylaws of the corporation), any director or the entire Board of Directors of the corporation may be removed at any time, but only for cause and only by the affirmative vote of the holders of 75% or more of the outstanding shares of capital stock of the corporation entitled to vote generally in the election of directors (considered for this purpose as one class) cast at a meeting of the stockholders called for that purpose.


                                 ARTICLE TWELFTH

         AMENDMENT: Except as otherwise provided in these Articles of Incorporation, the provisions of these Articles of Incorporation may be amended by the affirmative vote of a majority of the shares entitled to vote on each such amendment. In furtherance and not in limitation of the powers conferred by the laws of the State of Nevada, the Board of Directors of the corporation is expressly authorized to make, alter and repeal the Bylaws of the corporation, subject to the power of the stockholders of the corporation to alter or repeal any Bylaw whether adopted by them or otherwise.


                               ARTICLE THIRTEENTH

         LIMITATION OF DIRECTORS' LIABILITY: To the fullest extent permitted by the laws of the State of Nevada now or hereafter in force, no director of this corporation shall be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director. Any repeal or modification of the foregoing provisions of this Article THIRTEENTH shall not adversely affect any right or protection hereunder of any person in respect of any act or omission occurring prior to the time of such repeal or modification. The provisions of this Article THIRTEENTH shall not be deemed to limit or preclude indemnification of a director by the corporation for any liability of a director which has not been eliminated by the provisions of this Article THIRTEENTH.

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

                               ARTICLE FOURTEENTH


         INDEMNIFICATION: The corporation may indemnify an individual against liability incurred in a proceeding where the individual was made a party to a proceeding because the person is or was a director or officer and if: (1) the individual's conduct was in good faith; (2) the individual reasonably believed that the conduct was in, or not opposed to, the corporation's best interests; and (3) in the case of any criminal proceeding, the individual had no reasonable cause to believe the individual's conduct was unlawful.

         The corporation will indemnify a director or officer who was successful, on the merits or otherwise, in defense of any proceeding, or in defense of any claim, issue, or matter in the proceeding, to which the individual was a party because the person is or was a director or officer of the corporation, against reasonable expenses incurred by the individual in connection with the proceeding or claim with respect to which the individual has been successful.

         The corporation may not indemnify a director or officer in connection with: (1) acts or omissions which involve intentional misconduct, fraud, or a knowing violation of law; or (2) the payment of distributions in violation of NRS 78.300.


                                ARTICLE FIFTEENTH

         CUMULATIVE VOTING: There shall be no cumulative voting.


                                ARTICLE SIXTEENTH

         DIRECTORS: The number of directors constituting the initial Board of Directors of this corporation is one. The name and address of person who is to serve as a director until the annual meeting of stockholders, or until his successor is elected and qualify, is: Don Peay, 4477 South Sunset Circle, Bountiful, Utah 84010.

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